
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000857264
<NAME> KRUPP GOVERNMENT INCOME TRUST

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                      23,785,978
<SECURITIES>                               204,678,263<F1>
<RECEIVABLES>                                1,558,142
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             9,473,089<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             239,495,472
<CURRENT-LIABILITIES>                        7,259,216<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   231,148,460
<OTHER-SE>                                   1,087,296<F4>
<TOTAL-LIABILITY-AND-EQUITY>               239,495,472
<SALES>                                              0
<TOTAL-REVENUES>                             9,907,261<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,989,008<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              7,918,253
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          7,918,253
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 7,918,253
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes Participating Insured Mortgage Investments ("PIMs") (insured mortgages of $108,732,575 and Additional Loans of $19,209,108), Participating Insured
Mortgages ("PIMs") of $48,310,164 and Mortgage-Backed Securities ("MBS") of
$28,426,416.
<F2>Includes prepaid acquisition fees and expenses of $13,473,359 net of accumulated amortization of $6,668,353 and prepaid participating servicing of
$4,491,005 net of accumulated amortization of $1,822,922.
<F3>Includes deferred income on Additional Loans of $7,246,324.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $790,425 of amortization for prepaid fees and expenses.

